CAB FINANCIAL CORPORATION
200 SOUTH CHURCH STREET
SPARTANBURG, SC 29306

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 01/13/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 01/13/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1	Approval of the Agreement and Plan of Merger and Reorganization, dated as of September 12, 2018, by and between Park National Corporation and CAB Financial Corporation, a copy of which is attached to the proxy statement as Annex A (the Merger Agreement), and the transactions contemplated thereby.	☐	☐	☐
2	Authorization of management to adjourn the Special Meeting of Shareholders to permit further solicitation of proxies in the event there are insufficient shares present in person or by proxy to approve the Merger Agreement and the transactions contemplated thereby.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000391248_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com

CAB FINANCIAL CORPORATION
Annual Meeting of Shareholders
January 14, 2019 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints John D. Kimberly and R. Lamar Simpson, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of CAB Financial Corporation ("CABF") that the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at CABF's headquarters located at 200 South Church Street, Spartanburg, South Carolina 29306 on January 14, 2019 at 10:00 AM, local time, and at any adjournment, upon the matters described in the accompanying Notice of Special Meeting of Shareholders, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000391248_2 R1.0.1.17

Continued and to be signed on reverse side